UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2011
VERISK ANALYTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 469-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 23, 2011, Verisk Analytics, Inc. (the “Company”) announced the appointment of Scott G. Stephenson, current Chief Operating Officer of the Company, to the additional role of President effective as of March 1, 2011. The Company also announced the promotions of Mark V. Anquillare, the current Chief Financial Officer of the Company, and Kenneth E. Thompson, the current General Counsel and Corporate Secretary of the Company, each to Executive Vice President effective as of March 1, 2011. Mr. Anquillare will maintain his role as Chief Financial Officer and Mr. Thompson will maintain his role as General Counsel and Corporate Secretary.
Mr. Stephenson will continue to report to Frank J. Coyne, who will maintain his role as the Company’s Chairman of the Board of Directors and Chief Executive Officer.
Scott G. Stephenson, age 53, has served as the Company’s Chief Operating Officer since June 2008. Mr. Stephenson previously led the Company’s Decision Analytics segment. From 2002 to 2008, Mr. Stephenson served as the Company’s Executive Vice President, and he served as President of the Company’s Intego Solutions business from 2001 to 2002. Mr. Stephenson joined the Company from Silver Lake Partners, a technology-oriented private equity firm, where he was an advisor from 2000 to 2001. From 1989 to 1999 Mr. Stephenson was a partner with The Boston Consulting Group, eventually rising to senior partner and member of the firm’s North American operating committee.
Mark V. Anquillare, age 45, has served as the Company’s Senior Vice President and Chief Financial Officer since 2007. Mr. Anquillare joined the Company as Director of Financial Systems in 1992 and since joining the Company, Mr. Anquillare has held various management positions, including Assistant Vice President, Vice President and Controller, and Senior Vice President and Controller. Prior to 1992, Mr. Anquillare was employed by the Prudential Insurance Company of America. Mr. Anquillare is a Fellow of the Life Management Institute.
Kenneth E. Thompson, age 51, has served as the Company’s Senior Vice President, General Counsel and Corporate Secretary since 2006. Prior to joining the Company in 2006, Mr. Thompson was a partner of McCarter & English, LLP from 1997 to 2006. Mr. Thompson also serves on the Board of Directors of Measurement Specialties, Inc.
A copy of the press release is annexed as Exhibit 99.1 and incorporated by reference herein. All information in the press release is furnished but not filed.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 23, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.
Date: February 24, 2011	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Senior Vice President, General Counsel and Corporate Secretary